Exhibit 10.14

[English Translation]

Number:

Donation Agreement

Party A (Donor): Shanghai Four Seasons Education and Training Co., Ltd.

Party B (Donee): Shanghai East China Normal University Education Development Fund

According to the Law of the People’s Republic of China on Donations for Public Welfare, Contract Law of the People’s Republic of China, Regulation on Foundation Administration, the Rules of Shanghai East China Normal University Education Development Fund and the Administrative Regulations of Shanghai East China Normal University Education Development Fund, Party A and Party B, through the equal negotiation, have consensus on the following donation agreement:

Article 1 To support the education development of Party B, Party A donates to Party B to set up a special education fund, which is supposed to be named as “Core Mathematics and Practical Research” special fund, for the purposes of education research and disciplines development of East China Normal University, department of mathematics and other departments of the university. Party A undertakes that the donated assets are its lawful assets with right of disposition and without right flaw.

Article 2 Party A donates RMB100,000,000 (Capital in Chinese: RMB100 million) in batches during 5 years. Party A will donate RMB10,000,000 (RMB10 million) in Year 1, RMB15,000,000 (RMB15 million) in Year 2, RMB20,000,000 (RMB20 million) in Year 3, RMB25,000,000 (RMB25 million) in Year 4, and RMB30,000,000 (RMB 30 million) in Year 5. Party A shall remit the donated money for Year 1 to Party B’s bank account by April 30, 2017. Other batches of the donated funds shall be remitted prior to April 30 each year to Party B’s bank account, the details of which are as follows:

Account Name: Shanghai East China Normal University Education Development Fund

Bank Name: Industrial and Commercial Bank of China, Shanghai Jinshajiang Road Branch

Account Number:

Upon receiving the donated funds from Party A, Party B shall issue (i) a financial receipt in a valid lawful form within 10 business days, and (ii) a donation certificate to Party A. Party B shall register the donated assets after which are received from Party A.

Article 3 Party A specifies that the donated funds shall be used for the purposes of education research and disciplines development. Party B is authorized to make the rational use of the donated funds pursuant to the specified purposes prescribed in this agreement, the detailed subjects and budget of which are set out in the appendix of this agreement. Party B is not allowed to change the specified purposes of the donated funds. If a change of purposes is needed, Party B shall obtain the consent from Party A and both parties shall enter into an agreement regarding such change.

Article 4 As a donor, Party A shall not declare any rights or proposals such as the economic benefits and intellectual property rights, in relation to the donations. The achievements in scientific research (if any) will be solely entitled by the East China Normal University.

Article 5 The donations will be cancelled or terminated if:

(i)	Party B resorts to deceit during the operation of the fund and violate the donations purpose of Party A and the original intention of the fund;

(ii)	Party B does not use the donated funds for the purpose of education development, and employs the funds in other areas without authorization; and

(iii)	Party B materially breaches the Regulation on Foundation Administration.

Article 6 All notices and requests under this agreement shall be in writing, and could be delivered by letter, fax, email or delivered in person. Either party may change its contact details by giving the other party written notice within 5 business days. Both parties confirm their contact details are as below:

Party A: Shanghai Four Seasons Education and Training Co., Ltd.	Party B: Shanghai East China Normal University Education Development Fund

Contact Person: Tian Peiqing	Contact Person: Zhu Jie

Email: tpq8888@163.com	Email: jzhu@sei.ecnu.edu.cn

Address:	Address: Room A310, Science Building, East China Normal University, No. 3663 Zhongshan North Road, Putuo District, Shanghai

Telephone:	Telephone: +86 021 6223 5958

Mobile:	Mobile: +86 186 2163 3085

Fax:	Fax: +86 021 5213 5094

Postal Code:	Postal Code: 200062

Article 7 Either party shall be entitled to suspend its performance of obligations under this agreement during such period that any event in the nature of force majeure prevents the party from performing all or part of the obligations. When any event in the nature of force majeure occurs, both parties shall immediately determine, through friendly negotiation, about how to execute the agreement. Once the events in the nature of force majeure and the influence thereof are disappeared or eliminated, both parties shall immediately resume performing each of their obligations under this agreement. If the events in the nature of force majeure and the influence thereof cannot be disappeared or eliminated, which results in the disability of any of the parties to continue its performance under the agreement, both parties could terminate the agreement through negotiation, and the party which suffers from the force majeure will not be held liable.

Article 8 This agreement is subject to the jurisdiction and protection of the People’s Republic of China. All disputes arising from the execution of the agreement shall be settled through mutual negotiation of both parties or through mediation of the relevant authorities. If negotiation and mediation fail to settle the disputes, both parties could submit the case to the Shanghai Arbitration Commission.

Article 9 This agreement shall take effect from the date of signing by both parties. The donation, which is a public welfare activity, could not be cancelled or terminated unless the statutory circumstances or the agreed circumstances under this agreement occur.

Article 10 This agreement has four originals and each party keeps two originals. All the originals enjoy the same legal effectiveness.

[Signature Page to Follow]

Party A: Shanghai Four Seasons Education and Training Co., Ltd.

[Company seal is affixed]

Responsible Person: /s/ Peiqing Tian

Party B: Shanghai East China Normal University Education Development Fund

[Company seal is affixed]

Responsible Person: /s/ Shijun Tong

Signing Date:	November 22, 2016

Number:

Budget Sheet for the Use of Donated Funds (Sealed by Both Parties)

Number	Project	Content
1	Beneficiaries	Shanghai Key Laboratory of Pure Mathematics and Mathematical Practice, East China Normal University International Mathematical Olympic Research Center, department of mathematics and other relevant departments of East China Normal University
2	Conditions of Donations
3	Implementation Steps	(1) (2) (3)
4	Implementation Units or Departments
5	Budget of Funds	Implementation Fund of Project ( %)			¥
		Administrative Fees	Entertainment Expense (4%)	¥	Communication Expense (0.5%)	¥
			Travel Expense (3%)	¥	Labor Expense (40%)	¥
			Books and Materials Expense (1%)	¥	Transportation Expense (1%)	¥
			Expert Consultation Expense (35%)	¥	Others (15%)	¥
6	Remarks

Note: Beneficiaries shall be the constituent sectors of East China Normal University and its departments, faculties, institutions and centers, or its full-time students and faculty members.

Donation Agreement Memorandum

Party A (Donor): Shanghai Four Seasons Education and Training Co., Ltd.

Party B (Donee): Shanghai East China Normal University Education Development Fund

In order to carry out the goals and missions of the East China Normal University Core Mathematics and Practical Research special fund in a better manner, both parties agree upon, through fully negotiation, below donation agreement memorandum:

Article 1 Donations Purpose and Budget

To support the education development of East China Normal University, Party A donates RMB100,000,000 (RMB100 million) to Party B, to set up the “Core Mathematics and Practical Research” special fund, for the purposes of education research and disciplines development of East China Normal University, department of mathematics and other departments of the university. Among the donated funds, a total of RMB 20,000,000 (RMB20 million) has no designated usage, while a total of RMB80,000,000 (RMB80 million) is designated to be used for supporting the education research and disciplines development of department of mathematics and other departments of the university.

Article 2 Term of Donations

The term of donation is 5 years, during which Party A will donate RMB10,000,000 (RMB10 million) in Year 1, RMB15,000,000 (RMB15 million) in Year 2, RMB20,000,000 (RMB20 million) in Year 3, RMB25,000,000 (RMB25 million) in Year 4, and RMB30,000,000 (RMB 30 million) in Year 5. A total of RMB4 million per annum has no designated usage, while the rest of funds is designated to be used for supporting the education research and disciplines development of department of mathematics and other departments of East China Normal University.

Article 3 Use of Funds

(i) Use for the enterprise development of East China Normal University

(ii) Use for the education research and disciplines development of department of mathematics and other departments of East China Normal University

(iii) Use for the East China Normal University International Mathematical Olympic Research Center and Shanghai Key Laboratory of Pure Mathematics and Mathematical Practice

(iv) Use for other matters

Article 4 Fund Management

(i) For the non-designated part of the donated funds, Party B is entitled to use coordinately.

(ii) For the part of funds used in the “Core Mathematics and Practical Research” special fund, the management committee of the “Core Mathematics and Practical Research” special fund is entitled to manage and use. The committee consists of Professor Xiong Bin, the representative(s) of Donor and the “Core Mathematics and Practical Research” special fund, and Professor Xiong Bin acts as the chairman. The committee is responsible to formulate the administrative regulations and financial management rules of the “Core Mathematics and Practical Research” special fund. Professor Xiong Bin, as the finance manager, takes charge of the financial management of the special fund.

Article 5 Miscellaneous

Based upon the management and the use of “Core Mathematics and Practical Research” special fund, Party A will determine whether to make additional donations in the future.

East China Normal University and the department of mathematics and other departments of the university will provide as many supports and services as possible to Party A, so long as it does not violate the laws and regulations and damage reputation of the university.

This memorandum is an appendix of the Donation Agreement entered into by both parties on             , 2017. This memorandum, taking effect from the date of signing by both parties, has four originals and each party keeps two originals. All the originals enjoy the same legal effectiveness as the Donation Agreement.

[Signature Page to Follow]

Party A (Donor): Shanghai Four Seasons Education and Training Co., Ltd.

[Company seal is affixed]

Signing Person: /s/ Peiqing Tian

Party B (Donee): Shanghai East China Normal University Education Development Fund

[Company seal is affixed]

Signing Person: /s/ Shijun Tong

Signing Date:	November 22, 2016

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